UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 29, 2007
St. Joseph Capital Corporation
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-50219 (Commission File Number)	35-1977746 (I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana (Address of principal executive offices)	46545 (Zip Code)
(800) 890-2798
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     At a special meeting held on January 29, 2007, stockholders of St. Joseph Capital Corporation (“St. Joseph”) approved the Agreement and Plan of Reorganization, dated as of October 21, 2006 (the “Merger Agreement”), between St. Joseph, Old National Bancorp (“Old National”), and SMS Subsidiary, Inc. (“SMS Subsidiary”), and the transactions it contemplates, including the merger of SMS Subsidiary with and into St. Joseph (the “Merger”).
     Pursuant to the terms of the Merger Agreement, upon closing, each issued and outstanding share of common stock of St. Joseph will be converted into the right to receive $40.00 in cash. The parties expect that the Merger will close at the end of business on January 31, 2007 and become effective on February 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION
Dated: January 29, 2007	By:	/s/ Mark E. Secor
Mark E. Secor
Executive Vice President & Chief Financial Officer